SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





      Date of Report (Date of earliest event reported): December 28, 1999
                              (December 16, 1999)


                             CUISINE SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                             0-12800                 52-0948383
(STATE OR OTHER JURISDICTION OF    (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     FILE NUMBER)          IDENTIFICATION NO.)

             85 SOUTH BRAGG STREET, SUITE 600, ALEXANDRIA, VA 22312
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (703) 750-9600



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 16, 1999, Cuisine Solutions, Inc. (the "Company") issued 1,500,000 shares of the Company's Common Stock par value $.01 per share (the "Common Stock"), to Food Research Corporation, the majority stockholder of the Company, in exchange for all of the issued and outstanding equity interests in NOUVELLE CARTE France ("Nouvelle Carte") pursuant to agreements dated as of October 29, 1999 (collectively, the "Agreement"). Pursuant to the Agreement, the Company also agreed to issue additional Common Stock in an amount to be determined based upon Nouvelle Carte's operating performance for the two years ended June 30, 2001. The additional consideration to be paid will be determined as follows: if Nouvelle Carte's operating income is less than FFr 1,500,000 for the year ended June 30, 2000, no additional shares will be issued in respect of such year; if operating income is more than FFr 1,500,000, but less than FFr 2,000,000 for such year, 375,000 shares of Common Stock will be issued; if operating income exceeds FFr 2,000,000 for such year, 500,000 shares of Common Stock will be issued; if Nouvelle Carte's operating income is less than FFr 2,000,000 for the year ended June 30, 2001, no additional shares will be issued in respect of such year; if operating income is more than FFr 2,000,000, but less than FFr 2,500,000 for such year, 375,000 shares of Common Stock will be issued; and if operating income exceeds FFr 2,500,000 for such year, 500,000 shares of Common Stock will be issued. Accordingly, an aggregate additional 1,000,000 shares of Common Stock are issuable if the maximum performance targets are achieved for both years. The purchase price was negotiated between a committee of independent directors of the Company who are not affiliated with the Company's majority stockholder, and such majority stockholder, and was intended to approximate the book value of the net assets acquired.

Prior to giving effect to the acquisition, Food Research Corporation was the beneficial owner of 7,020,588 shares, or 52.9%, of the Company's Common Stock. Food Research Corporation is owned by Jean Louis Vilgrain, Chairman of the Board of Directors of the Company, Stanilas Vilgrain, President and Chief Executive Officer and a member of the Board of Directors of the Company and Alexandre Vilgrain, a member of the Board of Directors of the Company. After giving effect to the issuance of 1,500,000 shares of Common Stock as a result of the transaction, Food Research Corporation is the beneficial owner of approximately 57.7% of the Company's outstanding Common Stock.

Nouvelle Carte is a sous vide manufacturer of fresh and frozen entrees and sauces marketed throughout Europe to retail and food service customers. As a result of the acquisition, the Company acquired a manufacturing facility in Louviers, France and related property, plant and equipment which it intends to continue to use for sous vide manufacturing. The Company anticipates that the acquisition will enable it to expand sales through existing distribution channels and to meet increased demand from airline customers for products served on flights originating in Europe.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements - not applicable.

(b)      Pro Forma Financial Information - not applicable.

(c)      Exhibits

         10.1 Agreement Guaranteeing Assets and Liabilities dated as of October 29, 1999 by and between Food Research Corporation and Cuisine Solutions, Inc.

         10.2 Letter Agreement dated as of October 29, 1999 between Food Research Corporation and Cuisine Solutions, Inc.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 28, 1999           CUISINE SOLUTIONS, INC.



                                  By: /s/ Robert E. Murphy
                                      ------------------------------------------
                                      Vice President and Chief Financial Officer